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                                   EXHIBIT 5.1

                              OPINION RE: LEGALITY


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                                  [LETTERHEAD]


                                November 21, 2000

Western Sierra Bancorp
3350 Country Club Drive, Suite 202
Cameron Park, California 95682

Re:      Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the Sentinel Savings and Loan Association Incentive Stock Option Plan, of 7,491 shares of Western Sierra Bancorp no par value common stock ("Common Stock"); the Sentinel Savings & Loan, FSLA Incentive Stock Option Plan, of 47,721 shares of Western Sierra Bancorp Common Stock; the Sentinel Savings and Loan 1996 Stock Option Plan, of 44,073 shares of Western Sierra Bancorp Common Stock; and the Sentinel Community Bank 1999 Stock Option Plan, of 17,196 shares of Western Sierra Bancorp Common Stock; issuable upon the exercise of stock options granted under the Sentinel Savings and Loan Association Incentive Stock Option Plan, the Sentinel Savings & Loan, FSLA Incentive Stock Option Plan, the Sentinel Savings and Loan 1996 Stock Option Plan, and the Sentinel Community Bank 1999 Stock Option Plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Sentinel Savings and Loan Association Incentive Stock Option Plan, the Sentinel Savings & Loan, FSLA Incentive Stock Option Plan, the Sentinel Savings and Loan 1996 Stock Option Plan, and the Sentinel Community Bank 1999 Stock Option Plan referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration
Statement.

                                               Respectfully submitted,

                                               GARY STEVEN FINDLEY & ASSOCIATES

                                             By:    /s/ Gary Steven Findley

                                               Gary Steven Findley
                                               Attorney at Law